Exhibit 10.11

PENDRELL CORPORATION

BOARD COMPENSATION POLICY

(Effective January 1, 2013)

General:

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This compensation policy applies to all current and future board members of Pendrell Corporation (PCO). The board of PCO reserves the right to amend this policy from time to time, but such amendments shall not apply to awards that have been earned prior to such amendments, without the consent of the respective director.

Option Grants for Board Service:

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Initial Service Option Grant. Each future board member who is not an employee of PCO will receive options to purchase 75,000 shares of Class A Common Stock of PCO at the current fair market value price. New members will receive the options at the time they are elected. These options will vest in accordance with the following schedule: Options will become 25% vested following each full year of service as a board member, beginning with the date the options are granted, with the result that the option becomes completely vested following four years of service.

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Annual Service Option Grant. Each current and future board member who is not an employee of PCO and who is not a Paid Chairman (defined below) will receive options to purchase 60,000 shares of Class A Common Stock of PCO at the current fair market value price on an annual basis, to be granted on October 1 of each year. These options will vest on the anniversary of the option grant (October 1), with the effect that the options become fully vested after one year of service on the board.

Payments for Board Service:

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Chairman Compensation. So long as the Chairman of the Board is not an employee of PCO the Chairman shall receive $250,000 per year for service as Chairman paid quarterly. A Chairman compensated pursuant to this paragraph is referred to as a “Paid Chairman.”

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Annual Service Payment. Each current and future board member who is independent as determined by NASD Marketplace Rule 4350(d)(2) (“Independent”), and who is not an employee of PCO and who is not a Paid Chairman shall receive $50,000 per year for board service, paid quarterly.

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Annual Committee Chair Service Payment. Each current and future board member who is Independent, who is not an employee of PCO and who is not a Paid Chairman and who serves as the chair of the Audit Committee or the Compensation Committee shall receive $20,000 per year for such service, paid quarterly. Each current and future board member who is Independent, who is not an employee of PCO and who is not a Paid Chairman and who serves as the chair of the Nominating & Governance Committee shall receive $15,000 per year for such service, paid quarterly.

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Annual Committee Service Payment. Each current and future board member who is Independent, who is not an employee of PCO and who is not a Paid Chairman who serves as a member, but not the chair, of the Audit Committee, Compensation Committee or Nominating & Governance Committee shall receive $8,000 per year for such service, paid quarterly.

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Form of Payment. Each board member may make an annual election (an “Election”), in writing, to receive his or her Chairman Compensation, Annual Service Payment, Annual Committee Chair Service Payment and/or Annual Committee Service Payment in the form of cash, Class A common stock of the Company (based on the closing price of the Company’s common stock as quoted on the final business day of the calendar quarter for which payment is earned), or a combination thereof. An Election must be received by the Company no less than sixty (60) days prior to the payment date for the first quarter of the four-quarter period to which the Election applies, and once made, an Election may not be revoked or changed with respect to such four-quarter period. If a board member does not file an Election for any four-quarter period, the board member will be deemed to have elected to receive his or her board compensation for that period in the manner elected by the board member in his or her last valid Election. In the absence of such Election, the board member’s compensation will be paid in cash.